Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 7, 2007 and August 8, 2007, accompanying the consolidated balance sheets of Esmark Incorporated and Subsidiaries (“Successor” or the “Company”) as of December 31, 2006 and 2005, and the consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows of the Company for the years ended December 31, 2006, 2005 and for the period from November 9, 2004 through December 31 2004, and the consolidated statements of income and comprehensive income, members’ equity and cash flows of Esmark LLC and Subsidiaries (“Predecessor” or the “LLC”) for the period from January 1, 2004 through November 8, 2004, contained in the Registration Statement on Form S-4 and Prospectus of Clayton Acquisition Corporation. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Chicago, Illinois
October 9, 2007